Exhibit 10.8

ADDENDUM TO PROMISSORY NOTE DATED SEPTEMBER 30, 2007
Between Cyber Informatix Inc., a Nevada Corporation and Terry G. Bowering, Guarantor
And Cyberinformatix Inc., a Florida Corporation, Lender

Both parties agree that the note will be hereby modified as follows:

1. This Note will be fully repaid and satisfied by Co-Borrowers under the following schedule:

Date	Payment	
10.07.08	$5,000	
12.02.08	$3,000	
	$8,000	**Total Payments – In Full**

2. If Borrowers default on payments under this agreement, any remaining balance originally due under the initial note will be immediately due and payable, including original interest and additional interest under the default clause.

3. Both parties agree to mutually release the other from any future liabilities and claims under both the initial promissory note as well as the original Agreement for the Purchase of Business Assets between the parties, dated September 11, 2007.

Payments will be made by check or wire transfer to Lender's Bank with the following instructions:

Name of Bank:	First Commercial Bank of Florida
Bank Address:	5645 Hansel Avenue, Edgewood, Florida 32809
Branch Phone Number:	407.251.0404
Branch Fax Number:	407.251.0504
ABA Routing Number:	063114603
Account Holder:	Cyberinformatix, Inc.
For Deposit to Account Number:	368960

ACKNOWLEDGED AND ACCEPTED this 1st day of October, 2008:

[signature]
Cyber Informatix, Inc., Borrower
By: Terry G. Bowering, Director

[signature]
Terry G. Bowering, Guarantor

Alan G. Willsey
Cyberinformatix, Inc., Lender
By: Alan G. Willsey, President